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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2001

                               Modem Media, Inc.
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             (Exact name of Registrant as Specified in its Charter)
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
Delaware                           0-21935                    06-1464807
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(State or other             (Commission File Number)       (I.R.S. Employer
Jurisdiction of                                           Identification No.)
Incorporation)
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                  230 East Avenue, Norwalk, Connecticut 06855
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              (Address of Principal Executive Officers) (Zip Code)



                                 (203) 299-7000
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              (Registrant's telephone number, including area code)
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Item 5.   Other Events

On June 8, 2001, Modem Media, Inc. (the "Company") announced today that it has completed a series of organizational changes and expense reductions, which will result in an expected operational savings of $2.7 million in 2001. The organizational changes involved approximately 10% reduction of the Company's global work force. A press release was issued to that effect.

The complete text of the press release issued by the Company is attached as an exhibit to this document.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c)   Exhibits
        99  Press Release, dated June 8, 2001

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            MODEM MEDIA, INC.


                            ----------------------------------------------
                            /s/ Sloane Levy
                            Senior Vice President, General Counsel,
                            Human Resources and Corporate Secretary

June 8, 2001

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